EXHIBIT 99.1

              TARRANT APPAREL GROUP ANNOUNCES FIRST QUARTER RESULTS

            REVENUE INCREASES 36.7% FUELING A RETURN TO PROFITABILITY

LOS ANGELES--May 15, 2006--Tarrant Apparel Group (NASDAQ: TAGS), a design and sourcing company for private label and private brands casual apparel, today announced financial results for the first quarter ended March 31, 2006.

Net sales for the first quarter of 2006 increased 36.7% to $61.3 million from $44.8 million reported in the same period last year. The increase was due to higher sales in both the Company's Private Brands and Private Label businesses. Private Brands sales increased 69.4% to $19.2 million compared to $11.3 million in the first quarter of 2005. Private Label sales increased by 25.6% in the quarter, to $42.1 million from $33.5 million reported in the same period last year.

Gross profit for the quarter increased 39.9% to $12.5 million from $8.9 million in the year-ago period. The improvement in gross margin to 20.4% from 20% reflects improved margins in the Private Label business. Selling, general, and administrative expenses in the current period were $9.4 million compared to $8.4 million in the first quarter last year and reflect higher overhead related to Private Brands than we will be experiencing going forward. As a percentage of sales, selling, general and administrative expenses declined to 15.3% compared to 18.8% for the same period last year.

Royalty expense for the current quarter was $1.5 million compared to $295,000 in the same quarter last year. The increase is due to the royalties payable on the celebrity brands, of which there were none payable in the fiscal 2005 first quarter.

Net income for the first quarter of 2006 was $836,000, or $0.03 per diluted share, compared to a net loss of $106,000 or $0.00 per share, in the same quarter of last year.

"We were very pleased to generate strong top line growth in both our Private Brands and Private Label businesses," said Gerard Guez, Chairman and interim CEO of Tarrant Apparel Group. The results include strong results in Private Brands due to some one time events in selling inventory of two celebrity brands, as well as solid performance from American Rag and Alain Weiz. "Our Private Label business continues to show strong sales growth and improving margins," continued Mr. Guez, "We are developing stronger relationships with key customers by adding value, and by performing in terms of styling, quality, and delivery."

Company Outlook

The Company expects fiscal 2006 sales to be in the range of approximately $220 million to $230 million. Gross margins are anticipated to be comparable to, or higher, than the Company has achieved over the past five quarters.

"We believe our strategy to grow our Private Label business will allow us to continue to generate continued revenue growth and increase margins. We plan to focus on continuing to improve our execution and exceed customer expectations. In addition, we will continue to seek growth opportunities within our existing business and be open to new ways to expand our sales base in order to maximize shareholder value.

Management will host a conference call and audio webcast at 10 a.m. Eastern Time on Tuesday, May 16th. The conference call may be accessed by dialing (877) 770-6099 (Domestic), or (706) 679-6116 (International). A replay will be available through June 15, 2006 by dialing (800) 642-1687 (Domestic) or (706) 645-9291 (International). The required pass code for the conference call and replay are 9296035.

A live broadcast of the conference call can also be accessed via the Internet at http://www.tags.com. The archive of the webcast will be available for 30 days following the conclusion of the teleconference.

Forward-Looking Statement

Except for historical information contained herein, the statements in this release are forward-looking and made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are inherently unreliable and actual results may differ materially. Examples of forward-looking statements in this news release include statements about potential growth, profitability and opportunities for investment in the Company's Private label business. Factors which could cause actual results to differ materially from these forward-looking statements include, among other things, competitive factors affecting the Company's private label business. These and other risks are more fully described in the Company's filings with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.


CONTACT:

CEOcast, Inc. for Tarrant Apparel Group
Andrew Hellman, 212-732-4300


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


                            TARRANT APPAREL GROUP
                         CONSOLIDATED BALANCE SHEETS
                      (in thousands, except share data)
                                   (Unaudited)

                                                              MARCH 31,  DECEMBER 31,
                                                                2006         2005
                                                            -----------  -----------
ASSETS
Current assets:
     Cash and cash equivalents ..........................   $       501  $     1,642
     Accounts receivable, net ...........................        62,370       54,598
     Due from related parties ...........................         3,360        3,101
     Inventory ..........................................        21,836       31,629
     Current portions of notes receivable-related parties         5,139        5,139
     Prepaid expenses ...................................         1,265        1,292
     Prepaid royalties ..................................          --          1,124
     Income tax receivable ..............................            25           26
                                                            -----------  -----------

     Total current assets ...............................        94,496       98,551
                                                            -----------  -----------

Property and equipment, net of $10.9 million and $10.8
     million accumulated depreciation at March 31, 2006
     and December 31, 2005, respectively ................         1,588        1,703
Notes receivable-related parties, net of current portion         35,834       36,268
Due from related parties ................................         3,005        2,995
Equity method investment ................................         2,186        2,139
Deferred financing costs, net of $823,097 and $711,250
     accumulated amortization at March 31, 2006 and
     December 31, 2005, respectively ....................           727          839
Other assets ............................................           258          164
Goodwill ................................................         8,583        8,583
                                                            -----------  -----------

     Total assets .......................................   $   146,677  $   151,242
                                                            ===========  ===========

LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Short term bank borrowings .........................   $    12,480  $    13,833
     Accounts payable ...................................        25,888       33,279
     Accrued expenses ...................................         9,564        9,504
     Income taxes .......................................        16,796       16,829
     Current portion of long-term debt and factoring
          arrangement ...................................        39,541       36,110
                                                            -----------  -----------

     Total current liabilities ..........................       104,269      109,555
                                                            -----------  -----------


Long-term obligations ...................................            15          240
Convertible debentures, net .............................         6,084        5,965
Deferred tax liabilities ................................            25           47

Minority interest .......................................            64           75

Shareholders' equity:
     Preferred stock, 2,000,000 shares authorized;
        no shares at March 31, 2006 and December 31,
        2005 issued and outstanding .....................          --           --
     Common stock, no par value, 100,000,000 shares
        authorized: 30,543,763 shares at March 31,
        2006 and 30,553,763 shares at December 31,
        2005 issued and outstanding .....................       114,978      114,978
     Warrants to purchase common stock ..................         2,847        2,847
     Contributed capital ................................        10,004       10,004
     Retained earnings ..................................       (89,354)     (90,190)
     Notes receivable from officer/shareholder ..........        (2,255)      (2,279)
                                                            -----------  -----------
Total shareholders' equity ..............................        36,220       35,360

     Total liabilities and shareholders' equity .........   $   146,677  $   151,242
                                                            ===========  ===========


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


                              TARRANT APPAREL GROUP
                      CONSOLIDATED STATEMENTS OF OPERATION
                        (in thousands, except share data)


                                                    THREE MONTHS ENDED MARCH 31,
                                                   ----------------------------
                                                       2006            2005
                                                   ------------    ------------
                                                    (Unaudited)     (Unaudited)

Net sales ......................................   $     61,261    $     44,830
Cost of sales ..................................         48,742          35,884
                                                   ------------    ------------

Gross profit ...................................         12,519           8,946
Selling and distribution expenses ..............          2,930           2,562
General and administrative expenses ............          6,460           5,856
Royalty expenses ...............................          1,483             295
                                                   ------------    ------------

Income from operations .........................          1,646             233
Interest expense ...............................         (1,188)           (813)
Interest income ................................            485             553
Interest in income of equity method investee ...             47             163
Other income ...................................             34              65
Other  expense .................................           --                (6)
Minority interest ..............................             12            --
                                                   ------------    ------------

Income before provision for income taxes .......          1,036             195
Provision for income taxes .....................            200             301
                                                   ------------    ------------

Net income (loss) ..............................   $        836    $       (106)
                                                   ============    ============
Net income (loss) per share:
     Basic .....................................   $       0.03    $      (0.00)
                                                   ============    ============

     Diluted ...................................   $       0.03    $      (0.00)
                                                   ============    ============

Weighted average common and common equivalent
  shares outstanding:
     Basic .....................................     30,551,207      28,814,763
                                                   ============    ============

     Diluted ...................................     30,551,207      28,814,763
                                                   ============    ============


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